                                                                    EXHIBIT 99.1


[HCA COMPANY LOGO]                                                          NEWS
--------------------------------------------------------------------------------
                                                      FOR IMMEDIATE RELEASE
INVESTOR CONTACT:                                     MEDIA CONTACT:
Mark Kimbrough                                        Jeff Prescott
615-344-2688                                          615-344-5708


                   HCA REPORTS FOURTH QUARTER AND 2005 RESULTS
                 QUARTERLY DIVIDEND INCREASES TO $0.17 PER SHARE

NASHVILLE, TENN., FEBRUARY 1, 2006 - HCA (NYSE: HCA) today announced operating results for the fourth quarter and fiscal year ended December 31, 2005 and a 13 percent increase to its quarterly dividend from $0.15 per share to $0.17 per share.

For the fourth quarter of 2005, revenues increased 4.0 percent to $6.2 billion from $5.9 billion in the fourth quarter of 2004. Same facility revenues increased 4.8 percent and same facility revenue per equivalent admission increased 4.1 percent in the fourth quarter of 2005 (8.1 percent increase when 2005 revenues are increased by same facility uninsured discounts of $231 million).

Net income for the fourth quarter of 2005 was $325 million, or $0.74 per diluted share, compared to $322 million, or $0.70 per diluted share, in the previous year's fourth quarter. Financial results for the fourth quarter of 2005 include a pretax gain on the sale of facilities of $49 million, or $0.04 per diluted share (October 25, 2005 guidance assumed a gain of approximately $0.05 per diluted share) and a reduction in the Company's estimated professional liability insurance reserves of $47 million, or $0.07 per diluted share (October 25, 2005 guidance assumed a benefit of approximately $0.03 per diluted share).

During the fourth quarter of 2005, the Company also incurred additional expenses of approximately $27 million, or $0.04 per diluted share, associated with noninsured costs related to its facilities that were affected by hurricanes. These costs (which were not reflected in our October 25, 2005 guidance) include an increase in the reserve for doubtful accounts of $7 million for uninsured patient accounts receivable related to our New Orleans market facilities.

Fourth quarter of 2004 results benefited from the Company's refinements to the provision for doubtful accounts estimation process of $46 million, or $0.06 per diluted share.

In the fourth quarter of 2005, same facility admissions increased 0.3 percent. Fourth quarter 2005 same facility equivalent admissions increased 0.7 percent compared to the fourth quarter of 2004.

                                      - 1

Same facility outpatient surgeries decreased 2.4 percent in the fourth quarter of 2005. Included in this statistic are ambulatory surgery center volumes, which decreased 2.1 percent, and hospital based outpatient surgeries, which decreased
2.5 percent. Same facility emergency room visits increased 3.9 percent during the fourth quarter of 2005, compared to the same period of 2004.

The provision for doubtful accounts for the fourth quarter of 2005 totaled $625 million, or 10.1 percent of revenues, compared to $626 million, or 10.5 percent of revenues, in the fourth quarter of 2004. The Company's provision for doubtful accounts, adjusted for the uninsured discount program which was not in effect in 2004, totaled $860 million, or 13.4 percent of revenues, in the fourth quarter of 2005 (see attached Supplemental Non-GAAP Disclosures Schedule). Charity care and discounts provided to the uninsured in the fourth quarter of 2005 were $281 million and $235 million, respectively, compared to charity care of $248 million in the fourth quarter of 2004. Same facility uninsured admissions increased by 2,862 admissions, or 15.3 percent, in the fourth quarter of 2005 when compared to the fourth quarter of 2004. Same facility uninsured emergency room visits increased 11.4 percent in the fourth quarter of 2005 compared to the respective 2004 quarter.

The Company's effective tax rate for the fourth quarter of 2005 was 36.2 percent, compared to 33.1 percent in the fourth quarter of 2004. The Company's effective tax rate, excluding gains on sales of facilities and tax repatriation, was 33.8 percent in the fourth quarter of 2005.

RESULTS FOR 2005
Revenues in 2005 increased to $24.5 billion versus $23.5 billion in 2004. Net income for 2005 totaled $1.4 billion, or $3.19 per diluted share, compared to $1.2 billion, or $2.58 per diluted share, in 2004.

For the year ended December 31, 2005, charity care totaled $1.1 billion compared to $926 million in 2004. Discounts under the Company's discount program for the uninsured (which became effective January 1, 2005) totaled $769 million in 2005.

In 2005, same facility admissions increased 0.1 percent, while same facility equivalent admissions increased 1.4 percent. For 2005, same facility revenues increased 4.7 percent and same facility revenue per equivalent admission increased 3.2 percent.

Financial results for 2005 include pretax gains on sales of facilities of $78 million, or $0.08 per diluted share, and a reduction in the Company's professional liability reserves of $83 million, or $0.12 per diluted share. During 2005, the Company incurred expenses associated with hurricanes, net of expected insurance recoveries, of approximately $60 million, or $0.08 per diluted share.

During 2004, the Company incurred hurricane-related expenses, net of insurance recoveries, of approximately $40 million, or $0.05 per diluted share. Also during 2004, the Company recognized an asset impairment charge of $12 million, or $0.02 per diluted share.

                                      - 2

CASH FLOW AND BALANCE SHEET
HCA's cash flow from operations increased to $3.2 billion in 2005 compared to $3.0 billion in 2004. Capital expenditures, excluding acquisitions, totaled $1.6 billion in 2005 and $1.5 billion in 2004.

The Company repurchased 36.7 million shares of its common stock, at a total cost of $1.9 billion, during the fourth quarter of 2005. Common shares outstanding at December 31, 2005 were 417.5 million, compared to 422.6 million at the end of 2004. Shares used for computing diluted earnings per share were 445.8 million for the year 2005, compared to 483.7 million in 2004.

As of December 31, 2005, the Company's balance sheet reflected total debt of $10.5 billion, stockholders equity (including common and minority equity) of $5.7 billion and total assets of $22.2 billion. HCA's ratio of debt to debt plus common and minority equity was 64.8 percent at December 31, 2005, compared to
66.9 percent at December 31, 2004.

DIVIDEND
HCA's Board of Directors has approved a 13 percent increase in the Company's quarterly dividend from $0.15 per share to $0.17 per share. The $0.17 per share dividend is payable on June 1, 2006 to shareholders of record at May 1, 2006.

FACILITIES AT YEAR END
At December 31, 2005, the Company operated 182 hospitals and 94 freestanding surgery centers (including seven hospitals and seven freestanding surgery centers operated through equity method joint ventures) located in 22 states, London, England and Geneva, Switzerland, compared to 189 hospitals and 92 freestanding surgery centers (including seven hospitals and eight freestanding surgery centers operated through equity method joint ventures) at December 31, 2004.

2006 GUIDANCE
Today, the Company reiterated its prior earnings guidance for 2006 in a range of $3.25 to $3.45 per diluted share. The following items are included in the Company's 2006 earnings guidance:

      o An estimated $0.10 to $0.11 per diluted share benefit from the $1.44 billion repurchase of 28.7 million shares completed in November 2005 through its modified "Dutch" auction tender offer.

      o Additional compensation costs of approximately $45 million, or $0.08 per diluted share, due to the implementation on January 1, 2006, of FASB Statement No. 123 (R), "Share-Based Payment".


      o Anticipated completion of the sale of 5 hospitals to LifePoint Hospitals, Inc. for a gain of approximately $105 million pretax, or $0.14 per diluted share, during the first quarter of 2006.

                                      - 3

      o Revenue increase of approximately 6 to 7 percent on a same facility basis.

      o Continuing increases in uninsured admissions, resulting in increases in the Company's provision for doubtful accounts.


ANNUAL SHAREHOLDER MEETING
The Company's annual shareholders' meeting will be held at the Company's headquarters in Nashville, Tennessee on May 25, 2006 at 1:30 p.m. local time for shareholders of record as of March 31, 2006.

EARNINGS CONFERENCE CALL
HCA will host a conference call for investors at 8:30 a.m. Central Standard Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon and through the next year. The web cast can be accessed at:http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=63489&eventID
=1197446 or through the Company's Investor Relations web page, www.hcahealthcare.com.


                                      ####

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact, including our guidance for future periods and our estimated results of operations for the quarter and year ended December 31, 2005. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to
(i) the increased leverage resulting from the financing of the Company's modified "Dutch" auction tender offer and subsequent share repurchases (ii) increases in the amount and risk of collectability of uninsured accounts and deductibles and co-pay amounts for insured accounts, (iii) the ability to achieve operating and financial targets and achieve expected levels of patient volumes and control the costs of providing services, (iv) the highly competitive nature of the health care business, (v) the continuing impact of hurricanes on the Company's facilities and the ability to obtain recoveries under the Company's insurance policies, (vi) the efforts of insurers, health care providers and others to contain health care costs, (vii) possible changes in the Medicare, Medicaid and other state programs that may impact reimbursements to health care providers and insurers, (viii) the outcome of governmental investigations by the United States Attorney for the Southern District of New York and the Securities and Exchange Commission, (ix) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (x) potential liabilities and other claims that may be asserted against the Company, (xi) fluctuations in the market value of the Company's common stock, (xii) the impact of the Company's charity care and uninsured discounting policy changes, (xiii) changes in accounting practices, (xiv) changes in general economic conditions, (xv) future divestitures which may result in charges, (xvi) changes in revenue mix and the ability to enter into and renew managed care provider


                                      - 4
arrangements on acceptable terms, (xvii) the availability and terms of capital to fund the expansion of the Company's business, (xviii) changes in business strategy or development plans, (xix) delays in receiving payments for services provided, (xx) the possible enactment of federal or state health care reform,
(xxi) the outcome of pending and any future tax audits, appeals and litigation associated with the Company's tax positions, (xxii) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company's corporate integrity agreement with the government, (xxiii) changes in federal, state or local regulations affecting the health care industry, (xxiv) the ability of the Company to successfully consummate the hospital divestitures to LifePoint Hospitals Inc. on a timely basis and in accordance with the definitive agreement entered into in connection therewith, (xxv) the ability to develop and implement the payroll and human resources information systems within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, (xxvi) the outcome of certain class action and derivative litigation filed with respect to the Company, and (xxvii) other risk factors detailed in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


                                      - 5

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                                 FOURTH QUARTER
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       2005                        2004
                                                              ----------------------      ----------------------
                                                              AMOUNT           RATIO      AMOUNT           RATIO
                                                              ------           -----      ------           -----
Revenues..................................................    $   6,178         100.0%    $   5,940         100.0%

Salaries and benefits.....................................        2,538         41.1          2,402         40.4
Supplies..................................................        1,024         16.6            988         16.6
Other operating expenses..................................        1,056         17.1            971         16.5
Provision for doubtful accounts...........................          625         10.1            626         10.5
Gains on investments......................................           (1)           -             (4)        (0.1)
Equity in earnings of affiliates..........................          (71)        (1.2)           (46)        (0.8)
Depreciation and amortization.............................          336          5.4            318          5.4
Interest expense..........................................          166          2.7            154          2.6
Gains on sales of facilities..............................          (49)        (0.8)             -            -
                                                              ------------------------    ----------------------

                                                                  5,624         91.0          5,409         91.1
                                                              ----------------------      ----------------------

Income before minority interests and income taxes.........          554          9.0            531          8.9

Minority interests in earnings of consolidated entities...           46          0.8            49           0.8
                                                              ----------------------      ----------------------

Income before income taxes................................          508          8.2            482          8.1

Provision for income taxes................................          183          2.9            160          2.7
                                                              ----------------------      ----------------------

     Net income...........................................    $     325          5.3      $     322          5.4
                                                              ======================      ======================

Diluted earnings per share................................    $    0.74                   $    0.70

Shares used in computing diluted earnings per
   share (000)............................................      440,685                     458,489

                                       - 6

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       2005                         2004
                                                                       ----                         ----
                                                              AMOUNT           RATIO      AMOUNT           RATIO
                                                              ------           -----      ------           -----
Revenues..................................................    $  24,455         100.0%    $  23,502         100.0%

Salaries and benefits.....................................        9,928         40.6          9,419         40.1
Supplies..................................................        4,126         16.9          3,901         16.6
Other operating expenses..................................        4,039         16.5          3,797         16.0
Provision for doubtful accounts...........................        2,358          9.6          2,669         11.4
Gains on investments......................................          (53)        (0.2)           (56)        (0.2)
Equity in earnings of affiliates..........................         (221)        (0.9)          (194)        (0.8)
Depreciation and amortization.............................        1,374          5.6          1,250          5.3
Interest expense..........................................          655          2.7            563          2.4
Gains on sales of facilities..............................          (78)        (0.3)             -            -
Impairment of long-lived assets...........................            -            -             12          0.1
                                                              ----------------------      ----------------------

                                                                 22,128         90.5         21,361         90.9
                                                              ----------------------      ----------------------

Income before minority interests and income taxes.........        2,327          9.5          2,141          9.1

Minority interests in earnings of consolidated entities...          178          0.7            168          0.7
                                                              ----------------------      ----------------------

Income before income taxes................................        2,149          8.8          1,973          8.4

Provision for income taxes................................          725          3.0            727          3.1
                                                              ----------------------      ----------------------

     Net income...........................................    $   1,424          5.8      $   1,246          5.3
                                                              ======================      ======================

Diluted earnings per share................................    $    3.19                   $    2.58

Shares used in computing diluted earnings per
   share (000)............................................      445,785                     483,663

                                      - 7

                                    HCA INC.
                     SUPPLEMENTAL OPERATING RESULTS SUMMARY
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                              FOR THE YEARS
                                                                  FOURTH QUARTER            ENDED DECEMBER 31,
                                                              ----------------------      ----------------------
                                                                 2005         2004           2005         2004
                                                                 ----         ----           ----         ----
Revenues..................................................    $   6,178    $   5,940      $  24,455     $ 23,502

Net income................................................    $     325    $     322      $   1,424     $  1,246
     Gains on sales of facilities (net of tax)............          (19)           -            (37)           -
     Impairment of long-lived assets (net of tax).........            -            -              -            8

     Tax settlement and repatriation......................           (2)           -            (72)           -
                                                              ---------    ---------      ---------     --------
Net income, excluding gains on sales of facilities,
   impairment of long-lived assets and tax settlement
   and repatriation ......................................          304          322          1,315        1,254
     Depreciation and amortization........................          336          318          1,374        1,250
     Interest expense.....................................          166          154            655          563
     Minority interests in earnings of consolidated entities         46           49            178          168
     Provision for income taxes...........................          155          160            756          731
                                                              ---------    ---------      ---------     --------

     Adjusted EBITDA (a)..................................    $   1,007    $   1,003      $   4,278     $  3,966
                                                              =========    =========      =========     ========


Diluted earnings per share:
     Net income...........................................    $    0.74    $    0.70      $    3.19     $   2.58
     Gains on sales of facilities.........................         (0.04)          -           (0.08)          -
     Impairment of long-lived assets......................             -           -               -        0.02
     Tax settlement and repatriation......................         (0.01)          -           (0.16)          -
                                                              -----------  ---------      -----------   --------
         Net income, excluding gains on sales of
           facilities, impairment of long-lived assets
           and tax settlement and repatriation (a) .......    $     0.69   $    0.70      $     2.95    $   2.60
                                                              ==========   =========      ==========    ========

     Shares used in computing diluted earnings per
       share (000).......................................        440,685     458,489         445,785     483,663

----------------------------
(a) Net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA are non-GAAP financial measures. The Company believes that net income, excluding, gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA are important measures that supplement discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management. HCA's management relies upon net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

     Management and investors review both the Company's overall performance (including; net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation, GAAP net income and GAAP EPS) and operating performance of the Company's health care facilities (adjusted EBITDA). Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare the Company's current operating results with the corresponding periods during the previous year and to compare the Company's operating results with other companies in the health care industry. The Company recorded gains on sales of facilities during the second and fourth quarters of 2005, asset impairment charges during the third quarter of 2004, tax repatriations during the third and fourth quarters of 2005 and a tax settlement during the second quarter of 2005. It is reasonable to expect that gains on sales of facilities, impairments of long-lived assets and tax settlements and repatriations will occur in future periods, but the amounts recognized for these items can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of the Company's health care facilities and complicate quarterly comparisons of the Company's results of operations and operations comparisons with other health care companies.

     Net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States, and should not be considered as alternatives to net income, as a measure of operating performance or cash flows from operating activities, as a measure of liquidity. Because net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are susceptible to varying calculations, net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.


                                      - 8

                                    HCA INC.
                       SUPPLEMENTAL NON-GAAP DISCLOSURES
   OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                              FOURTH QUARTER 2005
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)

                                                                                                                    NON-
                                                     UNINSURED              NON-GAAP             GAAP %            GAAP %
                                       GAAP          DISCOUNTS              ADJUSTED              OF             ADJUSTED
                                       AMOUNTS     ADJUSTMENT (a)          AMOUNTS (b)         REVENUES          REVENUES
                                      ---------    --------------          -----------     -----------------     --------
                                                                                            2005       2004         2005
                                                                                            ----       ----         ----
CONSOLIDATED:
Revenues.........................     $   6,178    $     235                $   6,413      100.0%     100.0%       100.0%

Salaries and benefits............         2,538            -                    2,538       41.1%      40.4%        39.6%
Supplies.........................         1,024            -                    1,024       16.6%      16.6%        16.0%
Other operating expenses.........         1,056            -                    1,056       17.1%      16.5%        16.4%
Provision for doubtful accounts..           625          235                      860       10.1%      10.5%        13.4%

Admissions.......................       402,500                               402,500
Equivalent admissions............       605,000                               605,000
Revenue per equivalent admission.     $  10,212                             $  10,600
% change from prior year.........          4.3%                                   8.3%

SAME FACILITY:
Revenues.........................     $   6,023    $     231                $   6,254
Admissions.......................       397,300                               397,300
Equivalent admissions............       592,800                               592,800
Revenue per equivalent admission.     $  10,160                             $  10,551
% change from prior year.........          4.1%                                   8.1%

(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, HCA modified its policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy HCA first attempts to qualify uninsured patients for Medicaid, other federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under HCA's uninsured discount policy (non-GAAP financial measures). The Company believes that these non-GAAP financial measures are useful to investors to provide disclosures of its results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission for periods prior and subsequent to the January 1, 2005 implementation of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. The Company believes this supplemental information provides it and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating the Company's overall financial performance.

                                       - 9

                                    HCA INC.
                        SUPPLEMENTAL NON-GAAP DISCLOSURES
    OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                          YEAR ENDED DECEMBER 31, 2005
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)

                                                                                                                  NON-
                                                     UNINSURED              NON-GAAP            GAAP %           GAAP %
                                       GAAP          DISCOUNTS              ADJUSTED             OF             ADJUSTED
                                       AMOUNTS     ADJUSTMENT (a)          AMOUNTS (b)        REVENUES          REVENUES
                                      ---------    --------------          -----------    -----------------     --------
                                                                                          2005       2004         2005
                                                                                          ----       ----         ----
CONSOLIDATED:
Revenues.........................    $   24,455    $     769              $   25,224      100.0%     100.0%       100.0%

Salaries and benefits............         9,928            -                   9,928       40.6%      40.1%        39.4%
Supplies.........................         4,126            -                   4,126       16.9%      16.6%        16.4%
Other operating expenses.........         4,039            -                   4,039       16.5%      16.0%        15.9%
Provision for doubtful accounts..         2,358          769                   3,127        9.6%      11.4%        12.4%

Admissions.......................     1,647,800                            1,647,800
Equivalent admissions............     2,476,600                            2,476,600
Revenue per equivalent admission.    $    9,874                           $   10,185
% change from prior year.........          3.1%                                  6.3%

SAME FACILITY:
Revenues.........................    $   23,686    $     756              $   24,442
Admissions.......................     1,610,800                            1,610,800
Equivalent admissions............     2,409,800                            2,409,800
Revenue per equivalent admission.    $    9,829                           $   10,143
% change from prior year.........          3.2%                                 6.5%

(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, HCA modified its policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy HCA first attempts to qualify uninsured patients for Medicaid, other federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under HCA's uninsured discount policy (non-GAAP financial measures). The Company believes that these non-GAAP financial measures are useful to investors to provide disclosures of its results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission for periods prior and subsequent to the January 1, 2005 implementation of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. The Company believes this supplemental information provides it and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating the Company's overall financial performance.



                                      - 10

                                    HCA INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN MILLIONS)

                                                                    DECEMBER 31,    SEPTEMBER 30,     DECEMBER 31,
                                 ASSETS                                  2005          2005              2004
                                                                     -------------  -------------  ----------------
Current assets:
   Cash and cash equivalents......................................     $     336      $     950      $       258
   Accounts receivable, net.......................................         3,332          3,136            3,083
   Inventories....................................................           616            584              577
   Deferred income taxes..........................................           372            466              467
   Other..........................................................           559            369              673
                                                                       ---------      ---------      -----------
       Total current assets.......................................         5,215          5,505            5,058

Property and equipment, at cost...................................        20,818         20,687           19,970
Accumulated depreciation..........................................        (9,439)        (9,413)          (8,574)
                                                                       ----------     ----------     -----------
                                                                          11,379         11,274           11,396

Investments of insurance subsidiary...............................         2,134          2,081            2,047
Investments in and advances to affiliates.........................           627            560              486
Goodwill..........................................................         2,626          2,645            2,540
Deferred loan costs...............................................            85             89               99
Other.............................................................           159            165              214
                                                                       ---------      ---------      -----------

                                                                       $  22,225      $  22,319      $    21,840
                                                                       =========      =========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable...............................................     $   1,484      $   1,166      $     1,230
   Accrued salaries...............................................           561            644              579
   Other accrued expenses.........................................         1,264          1,304            1,254
   Long-term debt due within one year.............................         1,211            576              486
                                                                       ---------      ---------      -----------
       Total current liabilities..................................         4,520          3,690            3,549

Long-term debt....................................................         9,264          8,702           10,044
Professional liability risks......................................         1,336          1,321            1,283
Deferred taxes and other liabilities..............................         1,414          1,434            1,748
Minority interests in equity of consolidated entities.............           828            813              809

Stockholders' equity..............................................         4,863          6,359            4,407
                                                                       ---------      ---------      -----------

                                                                       $  22,225      $  22,319      $    21,840
                                                                       =========      =========      ===========


Current ratio.....................................................          1.15           1.49             1.43
Ratio of debt to debt plus common and minority equity.............         64.8%          56.4%            66.9%
Shares outstanding (thousands)....................................       417,513        452,667          422,642


                                      - 11

                                    HCA INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                              (DOLLARS IN MILLIONS)


                                                                                        2005             2004
                                                                                    -----------      -----------
Cash flows from operating activities:
   Net income................................................................       $     1,424      $     1,246
   Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for doubtful accounts.......................................             2,358            2,669
       Depreciation and amortization.........................................             1,374            1,250
       Income taxes..........................................................               162              333
       Gains on sales of facilities..........................................               (78)              -
       Impairment of long-lived assets.......................................                 -               12
       Change in operating assets and liabilities............................            (2,278)          (2,670)
       Other.................................................................               197              114
                                                                                    -----------      -----------

           Net cash provided by operating activities.........................             3,159            2,954
                                                                                    -----------      -----------

Cash flows from investing activities:
   Purchase of property and equipment........................................            (1,592)          (1,513)
   Acquisition of hospitals and health care entities.........................              (126)             (44)
   Disposal of hospitals and health care entities............................               320               48
   Change in investments.....................................................              (311)            (178)
   Other.....................................................................                28               (1)
                                                                                    -----------      ------------

       Net cash used in investing activities.................................            (1,681)          (1,688)
                                                                                    ------------     ------------
Cash flows from financing activities:
   Issuance of long-term debt................................................               858            2,500
   Net change in revolving bank credit facility..............................              (225)             190
   Repayment of long-term debt...............................................              (739)            (912)
   Repurchase of common stock................................................            (1,856)          (3,109)
   Issuance of common stock..................................................             1,009              224
   Payment of cash dividends.................................................              (258)            (199)
   Other.....................................................................              (189)             (41)
                                                                                    ------------     ------------

       Net cash used in financing activities.................................            (1,400)          (1,347)
                                                                                    ------------     ------------

Change in cash and cash equivalents..........................................                78              (81)
Cash and cash equivalents at beginning of period.............................               258              339
                                                                                    -----------      -----------

Cash and cash equivalents at end of period...................................       $       336      $       258
                                                                                    ===========      ===========

Interest payments............................................................       $       624      $       533
Income tax payments, net of refunds..........................................       $       563      $       394



                                      - 12

                                    HCA INC.
                              OPERATING STATISTICS

                                                                                              FOR THE YEARS
                                                                FOURTH QUARTER             ENDED DECEMBER 31,
                                                          --------------------------    ------------------------
                                                             2005             2004         2005         2004
                                                          -----------    -----------    ---------   ------------
CONSOLIDATED HOSPITALS:

     Number of Hospitals.......................                   175            182            175           182
     Weighted Average Licensed Beds............                41,713         42,060         41,902        41,997
     Licensed Beds at End of Period............                41,265         41,852         41,265        41,852

   REPORTED:
     Admissions................................               402,500        407,600      1,647,800     1,659,200
         % Change..............................                 -1.3%                         -0.7%
     Equivalent Admissions.....................               605,000        606,600      2,476,600     2,454,000
         % Change..............................                 -0.3%                          0.9%

     Revenue per Equivalent Admission..........           $    10,212    $     9,792    $     9,874   $     9,577
         % Change..............................                  4.3%                          3.1%
     Inpatient Revenue per Admission...........           $     9,572    $     9,007    $     9,274   $     8,797
         % Change..............................                  6.3%                          5.4%

     Patient Days..............................             1,980,300      2,010,600      8,112,200     8,232,400
     Equivalent Patient Days...................             2,976,400      2,992,300     12,192,600    12,175,700

     Inpatient Surgery Cases...................               133,200        133,700        541,400       541,000
         % Change..............................                 -0.4%                          0.1%
     Outpatient Surgery Cases..................               203,100        206,500        836,600       834,800
         % Change..............................                 -1.7%                          0.2%

     Emergency Room Visits.....................             1,320,100      1,292,100      5,415,200     5,219,500
         % Change..............................                  2.2%                          3.8%

     Outpatient Revenues as a
         Percentage of Patient Revenues........                 36.3%          37.3%          36.4%         37.0%

     Average Length of Stay....................                   4.9            4.9            4.9           5.0

     Occupancy.................................                 51.6%          52.0%          53.0%         53.6%
     Equivalent Occupancy......................                 77.5%          77.4%          79.7%         79.3%

   SAME FACILITY:
     Admissions................................               397,300        396,000      1,610,800     1,609,500
         % Change..............................                  0.3%                          0.1%
     Equivalent Admissions.....................               592,800        588,500      2,409,800     2,377,200
         % Change..............................                  0.7%                          1.4%
     Revenue per Equivalent Admission..........           $    10,160    $     9,762    $     9,829   $     9,520
         % Change..............................                  4.1%                          3.2%
     Inpatient Revenue per Admission...........           $     9,605    $     8,984    $    9,291    $     8,768
         % Change..............................                  6.9%                          6.0%

     Inpatient Surgery Cases...................               132,400        130,300        530,400       525,800
         % Change..............................                  1.6%                          0.9%
     Outpatient Surgery Cases..................               195,900        200,600        800,500       798,100
         % Change..............................                 -2.4%                          0.3%

     Emergency Room Visits.....................             1,298,900      1,249,900      5,276,800     5,035,600
         % Change..............................                  3.9%                          4.8%

NUMBER OF CONSOLIDATED AND NON-CONSOLIDATED
(50/50 EQUITY JOINT VENTURES) HOSPITALS:

     Consolidated..............................                   175            182            175           182
     Non-Consolidated (50/50 Equity  Joint ....
       Ventures) ..............................                     7              7             7              7
                                                          -----------    -----------      --------    -----------


     Total Number of Hospitals.................                   182            189            182           189
                                                          ===========    ===========      =========   ===========



                                      - 13